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                                                                    Exhibit 23.7

                           DANIELSON ASSOCIATES INC.
                            6110 EXECUTIVE BOULEVARD
                                   SUITE 504
                         ROCKVILLE, MARYLAND 20852-3903
                              TEL: (301) 468-4884
                              FAX: (301) 468-0013


                     CONSENT OF DANIELSON ASSOCIATES INC.


     We hereby consent to the use of our opinion letter, dated May 7, 2001, to the Board of Directors of Pennsylvania Capital Bank and to the reference to our firm in the Proxy Statement/Prospectus, which forms a part of the Registration Statement on Form S-4 relating to the proposed merger between Pennsylvania Capital Bank and Three Rivers Bank & Trust Company, a wholly-owned subsidiary of Three Rivers Bancorp, Inc.

     In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                        DANIELSON ASSOCIATES INC.

                                        By: /s/ Jonathan D. Holtaway
                                        ________________________________

                                              Jonathan D. Holtaway
                                              Principal



Date:  May 4, 2001